Exhibit 99.1

Creative Realities Confirms Receipt of Unsolicited Proposal from Pegasus Capital Advisors, L.P.

Board Establishes Special Committee to Evaluate Proposal

Stockholders Advised to Take No Action at This Time

LOUISVILLE, Ky., Feb. 07, 2023 (GLOBE NEWSWIRE) -- Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (NASDAQ: CREX, CREXW), a leading provider of digital signage solutions, today confirmed that on Friday, February 3, 2023, the Company’s Board of Directors (the “Board”) received an unsolicited proposal (the “Proposal”) from Pegasus Capital Advisors, L.P. (“PCA LP”) for PCA LP, on behalf of itself and certain of its affiliates (collectively, “Pegasus”), delivered to the Board a letter setting forth a proposal (the “Proposal”) for Pegasus to acquire all of the outstanding shares of Common Stock that are not owned by the Reporting Persons for a purchase price of $0.83 per share in cash.

The Board has formed a special committee (the “Special Committee”) of its non-executive, independent directors which, in consultation with its financial and legal advisors, will carefully review and consider the Proposal and pursue the course of action that it believes is in the best interests of the Company’s stockholders.

The Company’s stockholders do not need to take any action at this time.

Mayer Brown LLP is serving as legal counsel to the Special Committee and Maslon LLP is serving as legal counsel to Creative Realities.

There can be no assurance that a definitive offer relating to the Proposal will be made, that a definitive agreement relating to the Proposal or any other transaction will be entered into by the Company, or that any transaction will be consummated.

About Creative Realities, Inc.

Creative Realities helps clients use the latest omnichannel technologies to inspire better customer experiences. CRI designs, develops and deploys consumer experiences for high-end enterprise-level networks, and is actively providing recurring SaaS and support services across diverse vertical markets, including but not limited to automotive, advertising networks, apparel & accessories, convenience stores, food service/QSR, gaming, theater, and stadium venues. The company has operations across North America with active installations in more than 10 countries.

Cautionary Note on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and includes, among other things, discussions of our business strategies, product releases, future operations and capital resources. Words such as “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results. They are based on the opinions, estimates and beliefs of management as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are outside of our control, that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some of these risks are discussed in the “Risk Factors” section contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. Important factors, among others, that may affect actual results or outcomes include: our ability to effectively integrate Reflect’s business operations, our strategy for customer retention, growth, product development, market position, financial results and reserves, our ability to execute on our business plan, our ability to retain key personnel, potential litigation, supply chain shortages, and general economic and market conditions impacting demand for our products and services, including those as a result of the COVID-19 pandemic. Readers should not place undue reliance upon any forward-looking statements. We assume no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media Inquiries

Christina Davies

cdavies@ideagrove.com

Investor Relations:

ir@cri.com

https://investors.cri.com/